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                                                                     EXHIBIT 6.5

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                              TREK RESOURCES, INC.,
                               A UTAH CORPORATION

                                  WITH AND INTO

                              TREK RESOURCES, INC.,
                             A DELAWARE CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into by and between Trek Resources, Inc., a Utah corporation ("TREK-UT") and Trek Resources, Inc., a Delaware corporation and wholly-owned subsidiary of Trek-UT ("TREK-DE").

                                    RECITALS

         WHEREAS, Trek-UT desires to change its state of incorporation from Utah to Delaware;

         WHEREAS, the respective Boards of Directors of Trek-UT and Trek-DE have approved the business combination contemplated hereby in which Trek-UT would merge with and into Trek-DE, its wholly-owned subsidiary (the "MERGER"), with Trek-DE as the corporation surviving the Merger, on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article I or elsewhere in this Agreement.

         "CERTIFICATES" shall have the meaning set forth in Section 3.02.

         "CLOSING" shall have the meaning set forth in Section 2.02

         "CLOSING DATE" shall have the meaning set forth in Section 2.02.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "EFFECTIVE TIME" shall have the meaning set forth in Section 2.03.




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         "MERGER CONSIDERATION" means, in respect of each share of Trek-UT
Stock, the right to receive one (1) fully-paid and nonassessable share of Trek-DE Stock and, in respect of each share of Trek-UT Preferred Stock, the right to receive six (6) fully paid and nonassessable shares of Trek-DE stock.

         "SURVIVING CORPORATION" shall mean, upon effectiveness of the Merger, Trek-DE.

         "TREK-DE STOCK" means shares of common stock of Trek-UT, par value $.01 per share.

         "TREK-UT PREFERRED STOCK" means shares of Series A Preferred Stock of Trek-UT, par value $0.10 per share.

         "TREK-UT STOCK" means shares of the common stock of Trek-UT, par value $.01177 per share.

         "URBCA" means the Utah Revised Business Corporation Act, as amended.

                             ARTICLE II - THE MERGER

         2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, Trek-UT shall be merged with and into Trek-DE at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Trek-UT shall cease and Trek-DE shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Trek-UT in accordance with the DGCL and URBCA. Trek-DE, the surviving corporation, will be responsible for, and obligated to pay, all applicable Utah franchise tax and related fees of Trek-UT, if the same are not timely paid.

         2.02 CLOSING.

                  (a) The Closing of the Merger (the "CLOSING") will take place at Trek-DE's principal office at a date to be mutually agreed upon between the parties (the date of the Closing being referred to herein as the "CLOSING DATE"). At the Closing the appropriate officers of Trek-UT and Trek-DE shall execute and acknowledge the Articles of Merger and the Certificate of Merger (both as defined below) and the parties shall take such further action as is required to consummate the transactions described in this Agreement, the Articles of Merger and the Certificate of Merger.

                  (b) Notwithstanding anything herein to the contrary, the Closing of the Merger shall be contingent upon the receipt of necessary approvals from the shareholders of Trek-DE and Trek-UT in accordance with the DGCL and the URBCA.

         2.03 EFFECTIVE TIME. As soon as practicable on or after the Closing Date, the parties shall file Articles of Merger ("ARTICLES OF MERGER") and a Certificate of Ownership and Merger ("CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the URBCA and DGCL, respectively, and shall make all other filings or recordings required under the URBCA and DGCL. The Merger shall become effective upon the later of the filing of the Articles of Merger with the Division of Corporations of the Utah Department of Commerce or the Certificate of Merger with the Delaware Secretary of State (the time the Merger becomes effective being the "EFFECTIVE TIME" of the Merger).



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         2.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the laws of the DGCL and URBCA.

         2.05 CERTIFICATE OF INCORPORATION AND BYLAWS

                  (a) The Certificate of Incorporation of Trek-DE as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                  (b) The Bylaws of Trek-DE as in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         2.06 DIRECTORS. The directors of Trek-DE at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.07 OFFICERS. The officers of Trek-DE at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.08 ABANDONMENT. Notwithstanding anything to the contrary contained herein, at any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by either the Board of Directors of Trek-UT or Trek-DE, or both, regardless of whether the Merger and this Agreement have been approved by the shareholders of Trek-UT.

         2.09 AMENDMENT. This Agreement may be amended at any time pursuant to a written instrument approved by the Board of Directors of Trek-UT and Trek-DE; provided, however, that after the shareholders of Trek-UT or Trek-DE have approved this Agreement, no such amendment may be made that would require the further approval of the shareholders of Trek-UT or Trek-DE unless such approval is obtained.

                 ARTICLE III - EFFECT OF MERGER ON CAPITAL STOCK
                    OF THE PARTIES; EXCHANGE OF CERTIFICATES

         3.01 EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of any shares of Trek-UT or any shares of capital stock of Trek-DE:

                  (a) CONVERSION OF TREK-UT STOCK. Each share of Trek-UT Stock and Trek-UT Preferred Stock issued and outstanding as of the Effective Time of the Merger shall be converted into the right to receive the applicable Merger Consideration; provided, however, any shares of Trek-UT Stock held by Trek-DE shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Merger, all shares of Trek-UT shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Trek-UT Stock or Trek-UT Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in exchange therefor.



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                  (b) CANCELLATION OF TREASURY STOCK. All shares of Trek-UT
Stock and Trek-DE Stock, if any, that are owned as treasury stock as of the Effective Time of the Merger shall be canceled and retired and shall cease to exist and no capital stock of Trek-DE or other consideration shall be delivered in exchange therefor.

         3.02 EXCHANGE OF CERTIFICATES; PAYMENT OF MERGER CONSIDERATION. Each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Trek-UT Stock or the Trek-UT Preferred Stock (the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to
Section 3.01 shall surrender such Certificates for cancellation to Trek-DE or its transfer agent, duly endorsed and executed, immediately following the Effective Time. Trek-DE shall issue or cause to be issued to such holder in exchange therefor a certificate representing the number of shares of Trek-DE Stock that such holder has the right to receive pursuant to the provisions of
Section 3.01. Upon payment of the Merger Consideration, the Certificates so surrendered shall forthwith be canceled.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.




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         IN WITNESS WHEREOF, the undersigned corporations have executed this
Agreement as of the 4th day of January, 2001.


                           TREK RESOURCES, INC.,
                           a Utah corporation


                           By: /s/ Michael E. Montgomery
                               -----------------------------------------
                                   Name: Michael E. Montgomery
                                   Title: President


                           TREK RESOURCES, INC.,
                           a Delaware corporation


                           By: /s/ Michael E. Montgomery
                               -----------------------------------------
                                   Name: Michael E. Montgomery
                                   Title: President